Free Writing Prospectus (To the Prospectus dated March 31, 2009, as supplemented by the prospectus supplement dated December 6, 2010)	Filed Pursuant to Rule 433 Registration Statement No. 333-158319 February 10, 2011

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ZIONS BANCORPORATION

Zions Bancorporation Senior Note / 1 Year Corporates
BBB- (Fitch); BBB (low) (DBRS); and BBB- (Standard & Poor's).

Notice: The auction has been extended until 2/10/2011 1:38:28 PM EST.

Auction Information

Auction Start:	2/2/2011 5:00 PM EST
Auction End:	2/10/2011 1:38 PM EST
Last Update:	**2/10/2011 2:53:24 PM EST**
Auction Status:	**Over**

Issue Information

Security Type:	Corporate Bonds
Issue Type:	Primary
Coupon:	2.750%
Maturity Date:	2/15/2012

More...

Bidding Information

Buy Today! Information

Price:	100.000
Yield:	2.75%

Bids

Final Market-Clearing Price: 99.927
Final Market-Clearing Yield*: 2.825%

Bidder	Units	Price	Timestamp	Awarded	Amount Due
Bidder 23639	90	100.344	2/10/2011 1:33:53 PM	90 units	$ 89,934.30
Bidder 13408	2	100.098	2/10/2011 12:50:18 PM	2 units	$ 1,998.54
Bidder 16361	29	100.010	2/9/2011 3:30:30 PM	29 units	$ 28,978.83
Bidder 15552	5	100.010	2/9/2011 3:43:37 PM	5 units	$ 4,996.35
Bidder 13952	50	100.010	2/9/2011 6:24:26 PM	50 units	$ 49,963.50
Bidder 14319	15	100.001	2/7/2011 12:50:00 PM	15 units	$ 14,989.05
Bidder 16286	3	100.000	2/2/2011 6:27:12 PM	3 units	$ 2,997.81
Bidder 15071	5	100.000	2/4/2011 11:28:25 AM	5 units	$ 4,996.35
Bidder 14664	60	100.000	2/7/2011 5:58:35 PM	60 units	$ 59,956.20
Bidder 14313	100	100.000	2/7/2011 6:15:28 PM	100 units	$ 99,927.00
Bidder 22541	50	100.000	2/8/2011 12:09:48 PM	50 units	$ 49,963.50
Bidder 14836	15	100.000	2/8/2011 2:41:14 PM	15 units	$ 14,989.05
Bidder 19284	150	100.000	2/8/2011 2:50:25 PM	150 units	$ 149,890.50
Bidder 27037	10	100.000	2/9/2011 1:32:39 PM	10 units	$ 9,992.70
Bidder 11488	2	100.000	2/9/2011 2:07:55 PM	2 units	$ 1,998.54
Bidder 12466	10	100.000	2/9/2011 2:16:04 PM	10 units	$ 9,992.70
Bidder 41	5	100.000	2/9/2011 7:01:34 PM	5 units	$ 4,996.35
Bidder 23329	30	100.000	2/9/2011 9:27:23 PM	30 units	$ 29,978.10
Bidder 27045	50	100.000	2/10/2011 11:08:10 AM	50 units	$ 49,963.50
Bidder 24582	3	100.000	2/10/2011 11:30:26 AM	3 units	$ 2,997.81
Bidder 20983	10	100.000	2/10/2011 12:24:29 PM	10 units	$ 9,992.70
Bidder 17439	4	100.000	2/10/2011 12:46:14 PM	4 units	$ 3,997.08
Bidder 27047	5	100.000	2/10/2011 12:56:28 PM	5 units	$ 4,996.35
Bidder 24485	10	100.000	2/10/2011 12:58:12 PM	10 units	$ 9,992.70
Bidder 16355	15	100.000	2/10/2011 1:23:57 PM	15 units	$ 14,989.05
Bidder 26942	25	100.000	2/10/2011 1:28:55 PM	25 units	$ 24,981.75
Bidder 21270	10	100.000	2/10/2011 1:29:12 PM	10 units	$ 9,992.70
Bidder 23083	1	100.000	2/10/2011 1:31:02 PM	1 unit	$ 999.27
Bidder 23639	90	99.990	2/10/2011 1:26:58 PM	90 units	$ 89,934.30
Bidder 23638	115	99.990	2/10/2011 1:28:23 PM	115 units	$ 114,916.05
Bidder 24058	90	99.990	2/10/2011 1:29:46 PM	90 units	$ 89,934.30
Bidder 24059	55	99.990	2/10/2011 1:31:28 PM	55 units	$ 54,959.85
Bidder 19072	15	99.975	2/10/2011 1:29:04 PM	15 units	$ 14,989.05
Bidder 5918	10	99.961	2/10/2011 1:30:26 PM	10 units	$ 9,992.70
Bidder 21789	25	99.956	2/10/2011 1:31:24 PM	25 units	$ 24,981.75
Bidder 15637	3	99.951	2/10/2011 1:25:02 PM	3 units	$ 2,997.81
Bidder 27015	51	99.951	2/10/2011 1:25:29 PM	51 units	$ 50,962.77
Bidder 21914	10	99.951	2/10/2011 1:29:15 PM	10 units	$ 9,992.70
Bidder 20704	8	99.951	2/10/2011 1:31:04 PM	8 units	$ 7,994.16
Bidder 18907	5	99.951	2/10/2011 1:32:42 PM	5 units	$ 4,996.35
Bidder 5075	5	99.951	2/10/2011 1:36:17 PM	5 units	$ 4,996.35

Bidder 14836 15 100.000 2/8/2011 2:41:14 PM 15 units $ 14,989.05

Bidder 19284 150 100.000 2/8/2011 2:50:25 PM 150 units $ 149,890.50

Bidder 27037 10 100.000 2/9/2011 1:32:39 PM 10 units $ 9,992.70

Bidder 11488 2 100.000 2/9/2011 2:07:55 PM 2 units $ 1,998.54

Bidder 12466 10 100.000 2/9/2011 2:16:04 PM 10 units $ 9,992.70

Bidder 41 5 100.000 2/9/2011 7:01:34 PM 5 units $ 4,996.35

Bidder 23329 30 100.000 2/9/2011 9:27:23 PM 30 units $ 29,978.10

Bidder 27045 50 100.000 2/10/2011 11:08:10 AM 50 units $ 49,963.50

Bidder 24582 3 100.000 2/10/2011 11:30:26 AM 3 units $ 2,997.81

Bidder 20983 10 100.000 2/10/2011 12:24:29 PM 10 units $ 9,992.70

Bidder 17439 4 100.000 2/10/2011 12:46:14 PM 4 units $ 3,997.08

Bidder 27047 5 100.000 2/10/2011 12:56:28 PM 5 units $ 4,996.35

Bidder 24485 10 100.000 2/10/2011 12:58:12 PM 10 units $ 9,992.70

Bidder 16355 15 100.000 2/10/2011 1:23:57 PM 15 units $ 14,989.05

Bidder 26942 25 100.000 2/10/2011 1:28:55 PM 25 units $ 24,981.75

Bidder 21270 10 100.000 2/10/2011 1:29:12 PM 10 units $ 9,992.70

Bidder 23083 1 100.000 2/10/2011 1:31:02 PM 1 unit $ 999.27

Bidder 23639 90 99.990 2/10/2011 1:26:58 PM 90 units $ 89,934.30

Bidder 23638 115 99.990 2/10/2011 1:28:23 PM 115 units $ 114,916.05

Bidder 24058 90 99.990 2/10/2011 1:29:46 PM 90 units $ 89,934.30

Bidder 24059 55 99.990 2/10/2011 1:31:28 PM 55 units $ 54,959.85

Bidder 19072 15 99.975 2/10/2011 1:29:04 PM 15 units $ 14,989.05

Bidder 5918 10 99.961 2/10/2011 1:30:26 PM 10 units $ 9,992.70

Bidder 21789 25 99.956 2/10/2011 1:31:24 PM 25 units $ 24,981.75

Bidder 15637 3 99.951 2/10/2011 1:25:02 PM 3 units $ 2,997.81

Bidder 27015 51 99.951 2/10/2011 1:25:29 PM 51 units $ 50,962.77

Bidder 21914 10 99.951 2/10/2011 1:29:15 PM 10 units $ 9,992.70

Bidder 20704 8 99.951 2/10/2011 1:31:04 PM 8 units $ 7,994.16

Bidder 18907 5 99.951 2/10/2011 1:32:42 PM 5 units $ 4,996.35

Bidder 5075 5 99.951 2/10/2011 1:36:17 PM 5 units $ 4,996.35

Zions Bancorporation Senior Note / 1 Year Corporates

Zions Direct Auctions—Results Page 1 of 2

https://www.auctions.zionsdirect.com/auction/2463/results 2/10/2011

Bidder 22542 15 99.950 2/4/2011 6:41:17 PM 15 units $ 14,989.05

Bidder 23436 100 99.950 2/10/2011 1:31:32 PM 100 units $ 99,927.00

Bidder 21789 25 99.946 2/10/2011 1:31:24 PM 25 units $ 24,981.75

Bidder 21789 25 99.936 2/10/2011 1:31:24 PM 25 units $ 24,981.75

Bidder 23529 30 99.931 2/10/2011 1:33:20 PM 30 units $ 29,978.10

Bidder 14033 4 99.928 2/10/2011 1:37:49 PM 4 units $ 3,997.08

Bidder 24788 50 99.927 2/10/2011 1:35:16 PM 50 units $ 49,963.50

Bidder 22926 30 99.927 2/10/2011 1:36:28 PM 5 units $ 4,996.35

Bidder 21789 25 99.926 2/10/2011 1:31:24 PM Rejected: Price

« Prev. Page of 4 1 Next »

Auction Totals: 1,500 units $ 1,498,905.00

Direct Orders

Bidder Units Yield Timestamp Awarded Amount Due

Bidder 15071 5 2.75% 2/3/2011 12:22:25 PM 5 units $ 5,000.00

Bidder 24122 2 2.75% 2/4/2011 5:22:45 PM 2 units $ 2,000.00

Bidder 17792 15 2.75% 2/4/2011 11:39:47 PM 15 units $ 15,000.00

Bidder 19307 2 2.75% 2/4/2011 11:46:01 PM 2 units $ 2,000.00

Bidder 24530 5 2.75% 2/7/2011 11:32:12 AM 5 units $ 5,000.00

Bidder 23152 10 2.75% 2/7/2011 7:17:54 PM 10 units $ 10,000.00

Bidder 26795 25 2.75% 2/8/2011 12:28:18 PM 25 units $ 25,000.00

Bidder 27035 25 2.75% 2/9/2011 11:04:30 AM 25 units $ 25,000.00

Bidder 27036 20 2.75% 2/9/2011 12:34:39 PM 20 units $ 20,000.00

Bidder 13571 5 2.75% 2/9/2011 12:45:11 PM 5 units $ 5,000.00

Bidder 27037 10 2.75% 2/9/2011 1:26:20 PM 10 units $ 10,000.00

Bidder 991 10 2.75% 2/9/2011 6:17:30 PM 10 units $ 10,000.00

Bidder 26411 11 2.75% 2/9/2011 6:19:41 PM 11 units $ 11,000.00

Bidder 23514 10 2.75% 2/9/2011 8:42:16 PM 10 units $ 10,000.00

Auction Totals: 155 units $ 155,000.00

Zions Bancorporation has filed a registration statement (Registration Statement No. 333-158319, including a prospectus)

with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated March 31, 2009 contained in that registration statement, the prospectus supplement dated December 6, 2010 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting

EDGAR on the SEC Web site at www.sec.gov. Alternatively, Zions Bancorporation or a representative will arrange to send you the prospectus and other documents Zions Bancorporation has filed with the SEC if you request it by calling toll free

(800) 524-8875.

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

*The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity.

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA/SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

Other Products | Contact Us | About Us | Site Map | Privacy Policy | Terms and Conditions

Zions Direct Auctions—Results Page 2 of 2

https://www.auctions.zionsdirect.com/auction/2463/results 2/10/2011

Auctions

View current auction s

Results Archive

V iew the results of completed auctions

FDIC-Insured CDs

Municipal Bonds

Corporate Bonds

US Agencies

Stock

Warrants

Issuers

University

L earn more about our auctions

Demos

L earn how to participate!

Think

WEEKLY UPDATE

Sign up to receive a free weekly

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Home » Auction #2463

Notice: The auction has been extended until 2/10/2011 1:38:28 PM EST.

Results

BBB- (Fitch); BBB (low) (DBRS); and BBB- (Standard & Poor’s).

Auction Information

Auction Start: 2/2/2011 5:00 PM EST

Auction End: 2/10/2011 1:38 PM EST

Last Update: 2/10/2011 2:54:22 PM EST

Auction Status: Over

Bidding Information

Issue Information

Security Type: Corporate Bonds

Issue Type: Primary

Coupon: 2.750%

Maturity Date: 2/15/2012

More.

Buy Today! Information

Price: 100.000

Yield: 2.75%

Bids Final Market-Clearing Price: 99.927

Final Market-Clearing Yield*: 2.825%

Bidder Units Price Timestamp Awarded Amount Due

Bidder 24507 100 99.925 2/10/2011 1:32:51 PM Rejected: Price

Bidder 25700 1,500 99.924 2/10/2011 1:32:07 PM Rejected: Price

Bidder 21789 25 99.916 2/10/2011 1:30:05 PM Rejected: Price

Bidder 22926 10 99.914 2/10/2011 1:30:26 PM Rejected: Price

Bidder 22926 10 99.913 2/10/2011 1:30:26 PM Rejected: Price

Bidder 14033 4 99.902 2/10/2011 1:26:17 PM Rejected: Price

Bidder 24788 50 99.875 2/10/2011 1:25:18 PM Rejected: Price

Bidder 5918 10 99.863 2/10/2011 1:26:35 PM Rejected: Price

Bidder 25700 1,500 99.826 2/10/2011 1:22:38 PM Rejected: Price

Bidder 23639 90 99.785 2/10/2011 12:47:54 PM Rejected: Price

Bidder 23638 115 99.785 2/10/2011 12:49:59 PM Rejected: Price

Bidder 24058 90 99.785 2/10/2011 12:51:51 PM Rejected: Price

Bidder 24059 55 99.785 2/10/2011 12:54:04 PM Rejected: Price

Bidder 15637 5 99.768 2/10/2011 11:24:07 AM Rejected: Price

Bidder 5918 10 99.765 2/10/2011 1:25:39 PM Rejected: Price

Bidder 26852 2 99.756 2/4/2011 4:35:38 PM Rejected: Price

Bidder 2715 1 99.756 2/7/2011 12:22:56 PM Rejected: Price

Bidder 19072 15 99.756 2/10/2011 11:47:22 AM Rejected: Price

Bidder 23443 5 99.756 2/10/2011 12:45:25 PM Rejected: Price

Bidder 27015 51 99.756 2/10/2011 1:20:39 PM Rejected: Price

Bidder 25700 1,500 99.750 2/10/2011 1:22:38 PM Rejected: Price

Bidder 11869 10 99.707 2/4/2011 12:14:05 PM Rejected: Price

Bidder 13193 75 99.659 2/10/2011 1:19:14 PM Rejected: Price

Bidder 19253 30 99.650 2/4/2011 8:10:22 PM Rejected: Price

Bidder 25700 1,500 99.625 2/10/2011 1:22:38 PM Rejected: Price

Bidder 22215 10 99.600 2/6/2011 5:59:24 PM Rejected: Price

Bidder 5918 10 99.570 2/10/2011 1:19:24 PM Rejected: Price

Bidder 23443 10 99.561 2/10/2011 12:45:25 PM Rejected: Price

Bidder 25700 1,500 99.550 2/10/2011 1:22:38 PM Rejected: Price

Bidder 6290 1 99.522 2/10/2011 12:50:32 PM Rejected: Price

Bidder 13950 1 99.522 2/10/2011 12:55:28 PM Rejected: Price

Bidder 26942 25 99.513 2/10/2011 12:47:47 PM Rejected: Price

Bidder 25295 2 99.512 2/4/2011 11:37:47 AM Rejected: Price

Bidder 23661 50 99.512 2/9/2011 3:41:48 PM Rejected: Price

Bidder 23003 5 99.512 2/10/2011 12:51:52 PM Rejected: Price

Bidder 22866 50 99.512 2/10/2011 12:53:47 PM Rejected: Price

Bidder 21599 50 99.512 2/10/2011 1:19:06 PM Rejected: Price

Bidder 21217 2 99.509 2/9/2011 7:44:13 PM Rejected: Price

Bidder 21363 10 99.500 2/3/2011 11:26:19 AM Rejected: Price

Bidder 17916 500 99.500 2/10/2011 1:18:10 PM Rejected: Price

Bidder 21914 50 99.463 2/10/2011 1:14:36 PM Rejected: Price

Zions Bancorporation Senior Note / 1 Year Corporates

Zions Direct Auctions—Results Page 1 of 2

https://www.auctions.zionsdirect.com/auction/2463/results?sort=price&sort_direction=desc&page=2 2/10/2011

Bidder 19253 30 99.400 2/4/2011 8:10:00 PM Rejected: Price

Bidder 23443 10 99.366 2/10/2011 12:45:25 PM Rejected: Price

Bidder 18907 2 99.366 2/10/2011 12:53:28 PM Rejected: Price

Bidder 24591 5 99.366 2/10/2011 12:58:18 PM Rejected: Price

Bidder 25328 2 99.366 2/10/2011 1:06:34 PM Rejected: Price

Bidder 14033 4 99.318 2/10/2011 12:51:17 PM Rejected: Price

Bidder 21914 5 99.318 2/10/2011 1:29:15 PM Rejected: Price

Bidder 25702 100 99.311 2/10/2011 1:04:19 PM Rejected: Price

Bidder 13193 75 99.270 2/10/2011 12:42:21 PM Rejected: Price

« Prev. Page of 4 2 Next »

Auction Totals: 1,500 units $ 1,498,905.00

Direct Orders

Bidder Units Yield Timestamp Awarded Amount Due

Bidder 15071 5 2.75% 2/3/2011 12:22:25 PM 5 units $ 5,000.00

Bidder 24122 2 2.75% 2/4/2011 5:22:45 PM 2 units $ 2,000.00

Bidder 17792 15 2.75% 2/4/2011 11:39:47 PM 15 units $ 15,000.00

Bidder 19307 2 2.75% 2/4/2011 11:46:01 PM 2 units $ 2,000.00

Bidder 24530 5 2.75% 2/7/2011 11:32:12 AM 5 units $ 5,000.00

Bidder 23152 10 2.75% 2/7/2011 7:17:54 PM 10 units $ 10,000.00

Bidder 26795 25 2.75% 2/8/2011 12:28:18 PM 25 units $ 25,000.00

Bidder 27035 25 2.75% 2/9/2011 11:04:30 AM 25 units $ 25,000.00

Bidder 27036 20 2.75% 2/9/2011 12:34:39 PM 20 units $ 20,000.00

Bidder 13571 5 2.75% 2/9/2011 12:45:11 PM 5 units $ 5,000.00

Bidder 27037 10 2.75% 2/9/2011 1:26:20 PM 10 units $ 10,000.00

Bidder 991 10 2.75% 2/9/2011 6:17:30 PM 10 units $ 10,000.00

Bidder 26411 11 2.75% 2/9/2011 6:19:41 PM 11 units $ 11,000.00

Bidder 23514 10 2.75% 2/9/2011 8:42:16 PM 10 units $ 10,000.00

Auction Totals: 155 units $ 155,000.00

Zions Bancorporation has filed a registration statement (Registration Statement No. 333-158319, including a prospectus)

with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated March 31, 2009 contained in that registration statement, the prospectus supplement dated December 6, 2010 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting

EDGAR on the SEC Web site at www.sec.gov. Alternatively, Zions Bancorporation or a representative will arrange to send you the prospectus and other documents Zions Bancorporation has filed with the SEC if you request it by calling toll free

(800) 524-8875.

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

*The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity.

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA/SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

Other Products | Contact Us | About Us | Site Map | Privacy Policy | Terms and Conditions

Zions Direct Auctions—Results Page 2 of 2

https://www.auctions.zionsdirect.com/auction/2463/results?sort=price&sort_direction=desc&page=2 2/10/2011

Auctions

View current auction s

Results Archive

V iew the results of completed auctions

FDIC-Insured CDs

Municipal Bonds

Corporate Bonds

US Agencies

Stock

Warrants

Issuers

University

L earn more about our auctions

Demos

L earn how to participate!

Think

WEEKLY UPDATE

Sign up to receive a free weekly

email containing economic

commentary, new-issue alerts,

investing news, and much more.

First Name

Last Name

Email

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SIGN IN | REGISTER | CONTACT US

Home » Auction #2463

Notice: The auction has been extended until 2/10/2011 1:38:28 PM EST.

Results

BBB- (Fitch); BBB (low) (DBRS); and BBB- (Standard & Poor’s).

Auction Information

Auction Start: 2/2/2011 5:00 PM EST

Auction End: 2/10/2011 1:38 PM EST

Last Update: 2/10/2011 2:54:52 PM EST

Auction Status: Over

Bidding Information

Issue Information

Security Type: Corporate Bonds

Issue Type: Primary

Coupon: 2.750%

Maturity Date: 2/15/2012

More.

Buy Today! Information

Price: 100.000

Yield: 2.75%

Bids Final Market-Clearing Price: 99.927

Final Market-Clearing Yield*: 2.825%

Bidder Units Price Timestamp Awarded Amount Due

Bidder 15413 200 99.270 2/10/2011 12:45:28 PM Rejected: Price

Bidder 19484 5 99.269 2/5/2011 4:51:06 PM Rejected: Price

Bidder 22528 50 99.269 2/10/2011 10:13:58 AM Rejected: Price

Bidder 14033 4 99.269 2/10/2011 12:50:49 PM Rejected: Price

Bidder 22451 500 99.250 2/10/2011 12:43:45 PM Rejected: Price

Bidder 19253 20 99.200 2/7/2011 9:43:26 AM Rejected: Price

Bidder 13585 20 99.076 2/10/2011 11:41:10 AM Rejected: Price

Bidder 23639 90 99.047 2/9/2011 5:05:44 PM Rejected: Price

Bidder 23638 115 99.047 2/9/2011 5:16:36 PM Rejected: Price

Bidder 24058 90 99.047 2/9/2011 5:20:09 PM Rejected: Price

Bidder 24059 55 99.047 2/9/2011 5:23:29 PM Rejected: Price

Bidder 14033 4 99.027 2/10/2011 10:34:24 AM Rejected: Price

Bidder 23462 20 99.000 2/4/2011 2:06:34 PM Rejected: Price

Bidder 19253 20 99.000 2/8/2011 6:43:06 PM Rejected: Price

Bidder 17854 3 99.000 2/9/2011 10:04:05 PM Rejected: Price

Bidder 23899 5 98.979 2/10/2011 11:23:11 AM Rejected: Price

Bidder 19253 20 98.900 2/10/2011 11:23:43 AM Rejected: Price

Bidder 23676 20 98.883 2/4/2011 11:22:36 AM Rejected: Price

Bidder 24205 10 98.835 2/9/2011 6:05:49 PM Rejected: Price

Bidder 23430 5 98.812 2/10/2011 10:57:04 AM Rejected: Price

Bidder 18373 10 98.787 2/3/2011 10:57:40 PM Rejected: Price

Bidder 15034 1 98.787 2/7/2011 8:33:26 AM Rejected: Price

Bidder 26795 25 98.787 2/8/2011 12:28:18 PM Rejected: Price

Bidder 26699 10 98.787 2/8/2011 3:07:08 PM Rejected: Price

Bidder 24099 10 98.787 2/9/2011 11:10:34 PM Rejected: Price

Bidder 23899 5 98.705 2/7/2011 9:21:44 PM Rejected: Price

Bidder 15034 3 98.690 2/7/2011 8:33:26 AM Rejected: Price

Bidder 26942 25 98.667 2/10/2011 9:46:14 AM Rejected: Price

Bidder 26763 5 98.599 2/10/2011 9:10:23 AM Rejected: Price

Bidder 15034 3 98.594 2/7/2011 8:33:26 AM Rejected: Price

Bidder 21441 10 98.573 2/4/2011 10:19:57 PM Rejected: Price

Bidder 23003 5 98.546 2/9/2011 4:49:20 PM Rejected: Price

Bidder 15034 3 98.499 2/7/2011 8:33:26 AM Rejected: Price

Bidder 17854 7 98.410 2/9/2011 10:01:37 PM Rejected: Price

Bidder 15034 2 98.307 2/7/2011 8:33:26 AM Rejected: Price

Bidder 18526 5 98.307 2/8/2011 12:11:09 PM Rejected: Price

Bidder 26601 5 98.307 2/9/2011 9:42:16 PM Rejected: Price

Bidder 22580 1 98.273 2/3/2011 12:34:01 PM Rejected: Price

Bidder 21606 205 98.260 2/9/2011 7:16:41 PM Rejected: Price

Bidder 22941 50 98.260 2/8/2011 9:13:28 AM Rejected: Price

Bidder 21606 205 98.250 2/9/2011 7:15:58 PM Rejected: Price

Zions Bancorporation Senior Note / 1 Year Corporates

Zions Direct Auctions—Results Page 1 of 2

https://www.auctions.zionsdirect.com/auction/2463/results?sort=price&sort_direction=desc&page=3 2/10/2011

Bidder 21606 200 98.240 2/9/2011 7:15:28 PM Rejected: Price

Bidder 26763 5 98.236 2/2/2011 5:49:51 PM Rejected: Price

Bidder 21807 10 98.100 2/7/2011 1:26:00 PM Rejected: Price

Bidder 22609 10 98.088 2/8/2011 12:51:01 PM Rejected: Price

Bidder 26942 25 98.079 2/9/2011 2:39:27 PM Rejected: Price

Bidder 15174 225 98.073 2/9/2011 11:37:26 AM Rejected: Price

Bidder 23639 90 98.069 2/3/2011 6:21:32 PM Rejected: Price

Bidder 23638 115 98.069 2/3/2011 6:26:20 PM Rejected: Price

Bidder 24058 90 98.069 2/3/2011 6:30:57 PM Rejected: Price

« Prev. Page of 4 3 Next »

Auction Totals: 1,500 units $ 1,498,905.00

Direct Orders

Bidder Units Yield Timestamp Awarded Amount Due

Bidder 15071 5 2.75% 2/3/2011 12:22:25 PM 5 units $ 5,000.00

Bidder 24122 2 2.75% 2/4/2011 5:22:45 PM 2 units $ 2,000.00

Bidder 17792 15 2.75% 2/4/2011 11:39:47 PM 15 units $ 15,000.00

Bidder 19307 2 2.75% 2/4/2011 11:46:01 PM 2 units $ 2,000.00

Bidder 24530 5 2.75% 2/7/2011 11:32:12 AM 5 units $ 5,000.00

Bidder 23152 10 2.75% 2/7/2011 7:17:54 PM 10 units $ 10,000.00

Bidder 26795 25 2.75% 2/8/2011 12:28:18 PM 25 units $ 25,000.00

Bidder 27035 25 2.75% 2/9/2011 11:04:30 AM 25 units $ 25,000.00

Bidder 27036 20 2.75% 2/9/2011 12:34:39 PM 20 units $ 20,000.00

Bidder 13571 5 2.75% 2/9/2011 12:45:11 PM 5 units $ 5,000.00

Bidder 27037 10 2.75% 2/9/2011 1:26:20 PM 10 units $ 10,000.00

Bidder 991 10 2.75% 2/9/2011 6:17:30 PM 10 units $ 10,000.00

Bidder 26411 11 2.75% 2/9/2011 6:19:41 PM 11 units $ 11,000.00

Bidder 23514 10 2.75% 2/9/2011 8:42:16 PM 10 units $ 10,000.00

Auction Totals: 155 units $ 155,000.00

Zions Bancorporation has filed a registration statement (Registration Statement No. 333-158319, including a prospectus)

with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated March 31, 2009 contained in that registration statement, the prospectus supplement dated December 6, 2010 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting

EDGAR on the SEC Web site at www.sec.gov. Alternatively, Zions Bancorporation or a representative will arrange to send you the prospectus and other documents Zions Bancorporation has filed with the SEC if you request it by calling toll free

(800) 524-8875.

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

*The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity.

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA/SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

Other Products | Contact Us | About Us | Site Map | Privacy Policy | Terms and Conditions

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Results

ZIONS BANCORPORATION

Zions Bancorporation Senior Note / 1 Year Corporates
BBB- (Fitch); BBB (low) (DBRS); and BBB- (Standard & Poor's).

Notice: The auction has been extended until 2/10/2011 1:38:28 PM EST.

Auction Information

Auction Start:	2/2/2011 5:00 PM EST
Auction End:	2/10/2011 1:38 PM EST
Last Update:	**2/10/2011 2:55:31 PM EST**
Auction Status:	**Over**

Bidding Information

Issue Information

Security Type:	Corporate Bonds
Issue Type:	Primary
Coupon:	2.750%
Maturity Date:	2/15/2012

More...

Buy Today! Information

Price:	100.000
Yield:	2.75%

Bids

Final Market-Clearing Price: 99.927
Final Market-Clearing Yield*: 2.825%

Bidder	Units	Price	Timestamp	Awarded	Amount Due
Bidder 24059	55	98.069	2/3/2011 6:34:22 PM	Rejected: Price	
Bidder 21606	200	98.030	2/8/2011 7:19:58 PM	Rejected: Price	
Bidder 21441	10	98.022	2/4/2011 10:20:53 PM	Rejected: Price	
Bidder 23085	10	98.001	2/5/2011 10:36:53 AM	Rejected: Price	
Bidder 21606	200	98.000	2/4/2011 2:30:05 PM	Rejected: Price	
Bidder 26942	25	98.000	2/7/2011 12:23:10 PM	Rejected: Price	
			Auction Totals:	**1,500 units**	**$ 1,498,905.00**

« Prev. Page 4 of 4 Next »

Direct Orders

Bidder	Units	Yield	Timestamp	Awarded	Amount Due
Bidder 15071	5	2.75%	2/3/2011 12:22:25 PM	5 units	$ 5,000.00
Bidder 24122	2	2.75%	2/4/2011 5:22:45 PM	2 units	$ 2,000.00
Bidder 17792	15	2.75%	2/4/2011 11:39:47 PM	15 units	$ 15,000.00
Bidder 19307	2	2.75%	2/4/2011 11:46:01 PM	2 units	$ 2,000.00
Bidder 24530	5	2.75%	2/7/2011 11:32:12 AM	5 units	$ 5,000.00
Bidder 23152	10	2.75%	2/7/2011 7:17:54 PM	10 units	$ 10,000.00
Bidder 26795	25	2.75%	2/8/2011 12:28:18 PM	25 units	$ 25,000.00
Bidder 27035	25	2.75%	2/9/2011 11:04:30 AM	25 units	$ 25,000.00
Bidder 27036	20	2.75%	2/9/2011 12:34:39 PM	20 units	$ 20,000.00
Bidder 13571	5	2.75%	2/9/2011 12:45:11 PM	5 units	$ 5,000.00
Bidder 27037	10	2.75%	2/9/2011 1:26:20 PM	10 units	$ 10,000.00
Bidder 991	10	2.75%	2/9/2011 6:17:30 PM	10 units	$ 10,000.00
Bidder 26411	11	2.75%	2/9/2011 6:19:41 PM	11 units	$ 11,000.00
Bidder 23514	10	2.75%	2/9/2011 8:42:16 PM	10 units	$ 10,000.00
			Auction Totals:	**155 units**	**$ 155,000.00**

Zions Bancorporation has filed a registration statement (Registration Statement No. 333-158319, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated March 31, 2009 contained in that registration statement, the prospectus supplement dated December 6, 2010 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, Zions Bancorporation or a representative will arrange to send you the prospectus and other documents Zions Bancorporation has filed with the SEC if you request it by calling toll free (800) 524-8875.

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

*The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until

Zions Bancorporation Senior Note / 1 Year Corporates

Zions Direct Auctions—Results Page 1 of 2

https://www.auctions.zionsdirect.com/auction/2463/results?sort=price&sort_direction=desc&page=4 2/10/2011 maturity.

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA/SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

Other Products | Contact Us | About Us | Site Map | Privacy Policy | Terms and Conditions

Page 2 Zions Direct Auctions—Results of 2

https://www.auctions.zionsdirect.com/auction/2463/results?sort=price&sort_direction=desc&page=4 2/10/2011